AMENDMENT 1 TO PARTICIPATION AGREEMENT
                                  By and Among
                           IDS LIFE INSURANCE COMPANY
                                       And
                              WARBURG PINCUS TRUST
                                       And
                       CREDIT SUISSE ASSET MANAGEMENT, LLC
                                       And
                 CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.


         THIS AMENDMENT 1 TO PARTICIPATION AGREEMENT ("Amendment 1") is effective as of April 30, 1999, by and among IDS LIFE INSURANCE COMPANY (the "Company"), WARBURG PINCUS TRUST (the "Fund"), CREDIT SUISSE ASSET MANAGEMENT, LLC. (the "Adviser" ) and CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC. ("CSAMSI"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

     WHEREAS, the Company, the Fund, Warburg, Pincus Counsellors, Inc. and Counsellors Securities, Inc. are parties to the Participation Agreement dated March 1, 1996 (the "Agreement") in connection with the participation by the Funds in Contracts offered by the Company to its clients; and

     WHEREAS, since the date of the Agreement, Warburg, Pincus Counsellors, Inc. changed its name to Warburg Pincus Asset Management, Inc. and was merged into Credit Suisse Asset Management, LLC; and

     WHEREAS, since the date of this Agreement, Counsellors Securities Inc. changed its name to Credit Suisse Asset Management Securities, Inc.; and

     WHEREAS, the Company now desires to add an Account to those that offer certain Portfolios of the Warburg Pincus Trust, to expand the number of Portfolios of the Warburg Pincus Trust made available as underlying investment media for the Contracts and to offer a Designated Portfolio as an underlying investment option under certain variable life insurance policies which invest in the Fund; and

     WHEREAS, the parties to this Amendment 1 now desire to modify the Agreement as provided herein.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. Addition of Variable Life Insurance. The fifth "Whereas" clause of the Agreement is hereby deleted in its entirety and replaced with the following language:

         WHEREAS, the Company has registered or will register certain variable annuity and variable life insurance contracts (the "Contracts") under the 1933 Act; and"

         2. Amendment to Sales Material and Information Provision. Section 4.8 is hereby deleted in its entirety and replaced with the following language:

                  4.8 The Fund and Warburg hereby consent to the Company's use of the name "Warburg Pincus Trust" followed by the names of the Designated Portfolios named in
                           Schedule 2, as such schedule may be amended from time to time, and the name "Credit Suisse Asset Management, LLC" in connection with the marketing of the Contracts, subject to the terms of Sections 4.1 and 4.2 of this Agreement. Such consent will terminate with the termination of this Agreement.

         3. Amendment to Notices Provision. In Section 11.1, the reference under notices "If to the Company" to Jim Mortensen, Manager, Product Development, is hereby deleted in its entirety and replaced with a reference to "President" and the reference under notices "If to the Fund, the Adviser and/or CSAMSI" to Eugene P. Grace, Senior Vice President is hereby deleted in its entirety and replaced with a reference to "Legal Department."

         4. Amendment to Schedule 1. Schedule 1 of the Agreement is hereby amended to read as follows:

                                   Schedule 1
                             PARTICIPATION AGREEMENT
                                  By and Among
                           IDS LIFE INSURANCE COMPANY
                                       And
                              WARBURG PINCUS TRUST
                                       And
                       CREDIT SUISSE ASSET MANAGEMENT LLC
                                       And
                CREDIT STUISSE ASSET MANAGEMENT SECURITIES, INC.

The following separate accounts of IDS Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Designated Portfolios of the Fund shown in Schedule 2:

         IDS Life Variable Account 10, established August 23, 1995.
         IDS Life Variable Life Separate Account, established October 16, 1985


April 15, 1999

         5. Amendment to Schedule 2. Schedule 2 of the Agreement is hereby amended to read as follows:

                                   Schedule 2
                             PARTICIPATION AGREEMENT
                                  By and Among
                           IDS LIFE INSURANCE COMPANY
                                       And
                              WARBURG PINCUS TRUST
                                       And
                       CREDIT SUISSE ASSET MANAGEMENT LLC
                                       And
                CREDIT STUISSE ASSET MANAGEMENT SECURITIES, INC.

The Separate Accounts shown on Schedule 1 may invest in the following Designated Portfolios of the Warburg Pincus Trust:

         IDS Life Variable Account 10
                  Small Company Growth Portfolio
                  Emerging Growth Portfolio

         IDS Life Variable Life Separate Account
                  Small Company Growth Portfolio


April 15, 1999

         6. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment 1 and the Agreement, it is the intention of the parties that the terms of this Amendment 1 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment 1, the parties hereby confirm and ratify the Agreement.

         7. Counterparts. This Amendment 1 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute on instrument.

         8. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment 1 as of the date first above written.

IDS LIFE INSURANCE COMPANY              WARBURG PINCUS TRUST

By:      /s/ Richard W. Kling           By:    /s/ Stuart J. Cohen
Name:        Richard W. Kling
Title:       President                  Name:      Stuart J. Cohen

                                        Title:     Assistant Secretary


                                        CREDIT SUISSE ASSET MANAGEMENT LLC
ATTEST

By:      /s/ William A. Stoltzmann      By:   /s/ James W. Bernaiche
Name:        William A. Stoltzmann
Title:       Secretary                  Name:     James W. Bernaiche

                                        Title:    Vice President & Chief
                                                  Compliance Officer


                                        CREDIT SUISSE ASSET MANAGEMENT
                                        SECURITIES, INC.

                                        By:   /s/ James W. Bernaiche

                                        Name:     James W. Bernaiche

                                        Title:    Vice President & Chief
                                                  Compliance Officer